As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zynerba Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0389433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300 Devon, PA	19333
(Address of Principal Executive Offices)	(Zip Code)

ZYNERBA PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Armando Anido

Chairman and Chief Executive Officer

Zynerba Pharmaceuticals, Inc.

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Name and address of agent for service)

(484) 581-7505

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Hogan Lovells US LLP

1835 Market Street, 29th Floor

Philadelphia, PA 19103

(267) 675-4675

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	999,482 shares	$18.80	$18,790,261.60	$2,177.80

(1)              Represents shares of common stock, $0.001 par value per share, of the Registrant (the “ Common Stock”) that were added to the shares authorized for issuance under the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “Plan”), on January 3, 2017 pursuant to an “evergreen” provision contained in the Plan.  Pursuant to such provision, as of the first trading day of January of each year, the number of shares authorized for issuance under the Plan is increased to the lesser of (i) ten percent (10%) of the issued and outstanding shares of Common Stock as of the last trading day in December of the immediately preceding calendar year, or (ii) 1,500,000 shares of Common Stock.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)              This estimate is made pursuant to Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on March 22, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 999,482 shares of common stock, $0.001 par value per share (the “Common Stock”), of Zynerba Pharmaceuticals, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously filed the Registration Statement on Form S-8 (File No. 333- 207973) with the Securities and Exchange Commission (the “Commission”) to register 1,854,161 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 2,853,643 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-207973) filed with the Commission on November 13, 2015, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 27, 2017;

(b)         The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 6, 2017, January 19, 2017, February 6, 2017, February 9, 2017, March 13, 2017, March 27, 2017 and March 27, 2017; and

(c)          The description of the Registrant’s Common Stock contained in the Form 8-A filed with the Commission on July 30, 2015 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.      Exhibits.

Exhibit Number	Description

4.1

Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015).

4.2

Amended and Restated By-laws of Zynerba Pharmaceuticals, Inc., effective August 10, 2015 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

10.1

Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(A) to the Registrant’s Registration Statement on Form S-1 (File No. 333-205355) filed on June 30, 2015).

10.2

Amendment to Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(B) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-205355) filed on July 23, 2015).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Devon, Commonwealth of Pennsylvania, on this 27th day of March, 2017.

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Name:	Armando Anido
Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Anido and James Fickenscher, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer and Chairman of the Board of	March 27, 2017
Armando Anido	Directors (Principal Executive Officer)

/s/ James Fickenscher	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2017
James Fickenscher

/s/ Terri B. Sebree	President	March 27, 2017
Terri B. Sebree

/s/ Warren D. Cooper	Director	March 27, 2017
Warren D. Cooper

/s/ William J. Federici	Director	March 27, 2017
William J. Federici

/s/ Thomas L. Harrison	Director	March 27, 2017
Thomas L. Harrison

/s/ Daniel L. Kisner	Director	March 27, 2017
Daniel L. Kisner

/s/ Kenneth I. Moch	Director	March 27, 2017
Kenneth I. Moch

/s/ Cynthia A. Rask	Director	March 27, 2017
Cynthia A. Rask

EXHIBIT INDEX

Exhibit Number	Description

4.1

Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015).

4.2

Amended and Restated By-laws of Zynerba Pharmaceuticals, Inc., effective August 10, 2015 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

10.1

Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(A) to the Registrant’s Registration Statement on Form S-1 (File No. 333-205355) filed on June 30, 2015).

10.2

Amendment to Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(B) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-205355) filed on July 23, 2015).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).